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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT:  May 7, 1998



                           UNITED LEISURE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



          DELAWARE                        0-6106                13-2652243
(State of other jurisdiction            (Commission           (IRS Employer
     of Incorporation)                  File Number)           I.D. Number)


18081 MAGNOLIA AVE., FOUNTAIN VALLEY, CA                           92708
(Address of Principal Executive Offices)                         (Zip Code)



                                 (714) 378-8761
                        (Registrant's Telephone Number,
                              Including Area Code)



                                      N/A
          (Former name or former address, if changed from last report)



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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         On April 1, 1998, United Leisure Corporation (the "Company") concluded a Regulation S offering of 10 units, each unit consisting of 120,000 shares of the Company's Common Stock and one warrant to purchase 60,000 shares of Common Stock at an exercise price of $.27 per share (the "Warrant"), for aggregate gross proceeds to the Company of $264,000.

         Pursuant to the terms of the Warrant, the shares of Common Stock issuable upon the exercise of the Warrant, and the exercise price therefor, will not be subject to dilution in the event a reverse stock split is effected by the Company. The Company has prepared and filed with the Securities and Exchange Commission a definitive Information Statement on Schedule 14C, and intends to mail said Information Statement on or about May 8, 1998 to stockholders of record as of the close of business on May 6, 1998, proposing an amendment to the Company's Certificate of Incorporation to effect a 6:1 reverse stock split of the Company's Common Stock (the "Reverse Stock Split"). The Warrant is exercisable for a period of five years commencing April 1, 1998.

         All of the units were sold to one non-U.S. investor. In connection with this offering, the Company paid a placement fee to Baytree Associates, Incorporated, the selling agent, of 10%, and a non-accountable expense allowance of 3%, of the gross proceeds of the offering. This offering was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



                                            UNITED LEISURE CORPORATION


Dated:  May 7, 1998                         By: /s/ Harry Shuster
                                               -----------------------------
                                               Harry Shuster,
                                               Chief Executive Officer